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Exhibit 21

SCIENTIFIC GAMES CORPORATION SUBSIDIARIES

All subsidiaries are 100% owned unless otherwise stated.

Scientific Games International, Inc. (Delaware)
MDI Entertainment, LLC (Delaware)
Scientific Games Canada Inc. (Ottawa)
Scientific Connections India Private Limited (India)
Scientific Games del Peru, S.R.L. (Peru) (99.9%)
Scientific Games Racing LLC (Delaware)
Scientific Games International Inc.—Indra Sistemas S.A. Union Temporal De Empresas (Spain) (75%)
Scientific Games (Bermuda) Limited (Bermuda)
TRACKPLAY LLC (Delaware)
Scientific Games Racing Electronics & Computer Services Industry and Trading Limited Company
    (Turkey)
SG Racing, Inc. (Delaware)
Autotote Canada Inc. (Ontario)
Autotote Enterprises, Inc. (Connecticut)
Autotote Panama, Inc. (Panama)
Autotote Gaming, Inc. (Nevada)
Scientific Games Chile Limitada (Chile) (99.99%)
Scientific Games Latino America SpA (Chile)
Scientific Games Holdings Limited (Ireland)
Scientific Games Worldwide Limited (Ireland)
Scientific Games Services Limited (Ireland)
Scientific Games Racing Limited (Ireland)
Interplay Gaming Ventures Ltd. (Ireland)
Scientific Games Malta Limited (Malta)
Scientific Games Racing B.V. (Netherlands)
Scientific Games Banen B.V. (Netherlands)
Scientific Games Deutschland GmbH (Germany)
Scientific Games Lottery Services KFT (Hungary)
Scientific Games Australia Pty. Ltd. (Australia)
Scientific Games Worldwide Sports Ltd. (B.V.I.)
Scientific Games Luxembourg Holdings SARL (Luxembourg)
Scientific Games Global Gaming S.A.R.L. (Luxembourg)
Scientific Games (Luxembourg) Investments S.A.R.L. (Luxembourg)
Scientific Games Racing SAS (France)
Scientific Games Luxembourg Finance SARL (Luxembourg)
Scientific Games Global Draw Pty Ltd (Australia)
Scientific Games Puerto Rico, Inc. (Puerto Rico)
Scientific Games Spain Services SRL (Spain)
Scientific Games Sweden AB (Sweden)
Scientific Games Global Mexico S. de R.L. de C.V. (Mexico)
Scientific Games Mexico, SRL de CV (Mexico)
Scientific Games International Holdings LTD (UK)
Scientific Games Global Plus Limited (UK)
Global Draw Limited (UK)
Neomi Associates, Inc. (B.V.I.)
Pagoda Leisure Limited (UK)
Games Media Limited (UK)
Voodoo Games Limited (UK)

Channel 1 Games Limited (UK)
Scientific Games International Limited (UK)
Scientific Games Beteiligungsgesellschaft mBH (Austria)
Scientific Games International GmbH (Austria)
Global Draw Austria GmbH (Austria)
Scientific Connections SDN BHD (Malaysia)
Knightway Promotions Limited (UK)
Scientific Connections Limited (UK)
Scientific Games Germany GmbH (Germany)
Autotote Europe GmbH (Germany)
Scientific Games Racing GmbH (Austria)
Scientific Games Racing GmbH (Germany)
Scientific Games Honsel GmbH (Germany)
Scientific Games Holdings (Canada) ULC (Nova Scotia)
Scientific Games Products (Canada) ULC (Nova Scotia)
Scientific Games Products (Australia) Pty Ltd (Australia)
Scientific Games Products, Inc. (Delaware)
Scientific Games SA Inc. (Delaware)
Happy Sun Technologies Ltd. (British Virgin Islands) (50%)
Success Trader Technologies Limited (Hong Kong) (50%)
Success Trader SZ (China) (50%)
Shenzhen Leli (China) (50%)
Guard Libang Technology Co. Limited (China) (50%)
Shandong Inspur Scientific Technology, Ltd. (Beijing) (50%)
Scientific Games Technology (Beijing) Co., Ltd. (China)
Scientific Games (China) Company Limited (China)

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  Exhibit 21
SCIENTIFIC GAMES CORPORATION SUBSIDIARIES